    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 11, 2000

                                                     REGISTRATION NO. 333-46976

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  NEXMED, INC.
             (Exact Name of Registrant as Specified in its Charter)

                  NEVADA                                 87-0449967
      (State or Other Jurisdiction                    (I.R.S. Employer
            of Incorporation)                       Identification Number)

                             350 CORPORATE BOULEVARD
                         ROBBINSVILLE, NEW JERSEY 08691
                                 (609) 208-9688
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                                  VIVIAN H. LIU
                             350 CORPORATE BOULEVARD
                         ROBBINSVILLE, NEW JERSEY 08691
                                 (609) 208-9688
                           (609) 208-1868 (FACSIMILE)
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                   COPIES TO:


     ROBERT C. CIRICILLO, ESQ.                        ROBERT L. KOHL, ESQ.
      350 CORPORATE BOULEVARD                         ROSENMAN & COLIN LLP
  ROBBINSVILLE, NEW JERSEY 08691                       575 MADISON AVENUE
          (609) 208-9688                            NEW YORK, NEW YORK 10022
    (609) 208-1622 (FACSIMILE)                           (212) 940-8800
                                                   (212) 940-8776(FACSIMILE)


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE PUBLIC: As soon as possible after the Registration Statement becomes effective.

      If the only Securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

      If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than Securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this form is filed to register additional Securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c)under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

--------------------------------------------------------------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

         The purpose of this Amendment No. 1 to the Registration Statement on Form S-3 is to file an Exhibit to the Registration Statement as set forth below in Item 16 of Part II.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Expenses to be paid by us, NexMed, Inc., in connection with the issuance and distribution of the securities being registered are as follows:

      Registration Fees                                 $ 28,580.30
      Legal Fees and Expenses*                            50,000.00
      Accounting Fees and Expenses*                       10,000.00
      Miscellaneous*                                      11,419.70
                                                        -----------
      Total                                             $100,000.00
                                                        ===========

----------
      * Estimated

         The selling shareholders will pay none of the expenses incident to the registration of the selling shareholders' shares, except for any selling discounts or commissions paid to brokers or dealers engaged by the selling shareholders.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our officers and directors are indemnified under Nevada law, our Amended and Restated Articles of Incorporation and our By-laws as against certain liabilities. Our Amended and Restated Articles of Incorporation require us to indemnify our directors and officers to the fullest extent permitted from time to time by the laws of the State of Nevada. Our By-laws contain provisions that implement the indemnification provisions of our Amended and Restated Articles of Incorporation.

      Pursuant to Article X of our Amended and Restated Articles of Incorporation and to the extent permitted by the Nevada General Corporation Law, none of our directors or officers shall be personally liable to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of the applicable statues of Nevada. Pursuant to Article XI of our Amended and Restated Articles of Incorporation, we shall indemnify any and all persons and their respective heirs, administrators, successors, and assignees, who may serve at any time as directors or officers or who at the request of our board of directors may serve or, at any time, have served as directors or officers of another corporation in which we at such time owned or may own shares of stock or which we were or may be a creditor, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and reasonably incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of us, or such other corporation. However, no director or officer shall be indemnified and held harmless for matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for negligence or misconduct in the performance of his duty.

      Pursuant to Section 8.1 of our By-laws, no officer or director shall be personally liable for any obligations arising out of any of his or her acts or conduct performed for or on our behalf. We shall indemnify and hold harmless each person and his heirs and administrators who shall serve at any time as a director or officer from and against any and all claims, judgments and liabilities to which such persons shall become subject by any reason of his having been a director of officer or by reason of any action alleged to have been taken or omitted to have been taken by him as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such person from all suits as provided for under the provisions of the Nevada General Corporation Law; provided, however, that no such person shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. We, our directors, officers, employees and agents shall be fully protected in taking any action or making any payment or in refusing to do so in reliance upon the advice of counsel.

      Section 78.7502 of the Nevada General Corporation Law permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity which such person is or was serving in such capacity at the request of the corporation made a party to any threatened, pending or completed action, suit or proceeding, except by action by or in the right of the corporation, against expenses, including legal expenses, arising by reason of service in such capacity if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of actions brought by or in the right of corporation, indemnification may be made if the person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

      Section 78.751 of the Nevada General Corporation Law permits any discretionary indemnification under Section 78.7502 of the Nevada General Corporation Law, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada General Corporation Law, authorized by determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination of indemnification must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the actions, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.



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

ITEM 16. EXHIBITS.

Exhibit Number      Description
--------------      -----------
4.1                 Form of Common Stock certificate(1)
4.2*                Form of Unit Purchase Agreement and Warrant
4.3                 Rights Agreement and form of Rights Certificate(2)
4.4                 Certificate of Designation of Series A Junior Participating Preferred Stock (2)
5.1                 Opinion of Schreck Morris regarding the validity of the Common Stock being registered
23.1                Consent of Schreck Morris (included as part of Exhibit 5.1)
23.2*               Consent of PricewaterhouseCoopers LLP

----------
(1) Incorporated herein by reference to Exhibit 3.1 to our Registration Statement on Form 10-SB filed with the Commission on March 14, 1997, including any amendment or report filed for the purpose of updating such information.

(2) Incorporated herein by reference to Exhibit 4 to our Current Report on Form 8-K filed with the Commission on April 10, 2000.

*Previously filed with this Registration Statement

Item 17. UNDERTAKINGS.

         We, the undersigned Registrant, hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         We hereby further undertake that:

         (1) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement at the time it was declared effective.

         (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all the requirements for filing on Form S-3 and have duly caused this Amendment No. 1 to the Registration Statement on Form S-3 to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Robbinsville, State of New Jersey on this 11th day of October 2000.

                                            NEXMED, INC.


                                            By:
                                                /s/  Y. Joseph Mo
                                                ------------------------------
                                                     Y. Joseph Mo
                                                     Chairman of the
                                                     Board of Directors,
                                                     President and C.E.O.


      Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.





               SIGNATURE                                 TITLE                        DATE
               ---------                                 -----                        ----
/s/ Y. Joseph Mo                         Chairman of the Board of               October 11, 2000
--------------------------
Y. JOSEPH MO                             Directors, President
                                         and C.E.O.

        *
--------------------------
VIVIAN H. LIU                            Vice President, Chief Financial        October 11, 2000
                                         Officer and Secretary

        *
--------------------------
JAMES YEAGER                             Director, Vice-President, R&D and      October 11, 2000
                                         Business Development

        *
--------------------------
GILBERT S. BANKER                        Director                               October 11, 2000


        *
--------------------------
ROBERT W. GRACY                                                                 October 11, 2000
                                         Director

        *
--------------------------
YU-CHUNG WEI                             Director                               October 11, 2000


By:     /s/ Y. Joseph Mo                                                        October 11, 2000
     ---------------------
          Y. JOSEPH MO
       (ATTORNEY-IN-FACT)

                                              EXHIBIT INDEX

Exhibit Number                           Description
--------------                           -----------
4.1                              Form of Common Stock certificate(1)
4.2*                             Form of Unit Purchase Agreement and Warrant
4.3                              Rights Agreement and form of Rights Certificate(2)
4.4                              Certificate of Designation of Series A Junior Participating Preferred Stock (2)
5.1                              Opinion of Schreck Morris regarding the validity of the Common Stock being registered
23.1                             Consent of Schreck Morris (included as part of Exhibit 5.1)
23.2*                            Consent of PricewaterhouseCoopers LLP

----------------
(1) Incorporated herein by reference to Exhibit 3.1 to our Registration Statement on Form 10-SB filed with the Commission on March 14,1997, including any amendment or report filed for the purpose of updating such information.

(2) Incorporated herein by reference to Exhibit 4 to the our Current Report on Form 8-K filed with the Commission on April 10, 2000.

* Previously filed with this Registration Statement